EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                             [LOGO OMITTED]
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             MAXCOR IN PRELIMINARY BUSINESS COMBINATION DISCUSSIONS
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     (New York - March 4, 2005) - Maxcor Financial Group Inc. (Nasdaq: MAXF)
today announced that it is currently holding preliminary discussions with a potential acquirer. However, there can be no assurances as to whether Maxcor will ultimately decide to pursue or be successful in completing a transaction or the timing of any such transaction.

     Maxcor also announced that Robin A. Clark has resigned from the Board of Directors of Maxcor. Mr. Clark, who has been in charge of running Maxcor's London operations, has informed Maxcor that, in order to facilitate such discussions, he has entered into employment agreements with the potential acquirer which will become effective upon the earlier of expiration of Mr. Clark's current employment agreement with Maxcor at the end of September 2006 or completion of a transaction with such acquirer.

     Separately, Maxcor further announced that it expects to release its earnings results for the fourth quarter and year-ended December 31, 2004 during the week of March 7, 2005.


     For further information, please contact:

           Roger Schwed (Maxcor - New York)
           646-346-7000 (office)


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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any terrorist acts or acts of war and governments' military and other responses to them; the success of our technology development and deployment; uncertainties and effects caused by the matters covered in this announcement; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2003 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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